TRIDENT GROWTH FUND, L.P.
                               700 Gemini, Ste 100
                              Houston, Texas 77058



                                November 15, 2005

Mr. V. Ray Harlow
Maverick Oil and Gas, Inc.
888 East Las Olas Blvd., Suite 400
Fort Lauderdale, FL 33301

         Re:      Amendment to Warrant to Purchase Common Stock

Dear Mr. Harlow:

         On October 26, 2005, Trident Growth Fund, L.P. ("TRIDENT") and Maverick Oil and Gas, Inc. ("MAVERICK") entered into a series of agreements, including that certain 12% Senior Secured Debenture, a Securities Purchase Agreement, a Warrant to Purchase Common Stock, a Security Agreement, and a Pledge Agreement (collectively, the "TRANSACTION DOCUMENTS") whereby Trident agreed to loan to Maverick the sum of $2,000,000 (the "TRIDENT LOAN").

         Included within the Transaction Documents is a Common Stock Purchase Warrant dated October 26, 2005 (the "Warrant"), entitling Trident to purchase certain shares of the Common Stock of Maverick, on terms reflected therein.

         This letter agreement shall constitute a formal amendment to the Warrant to evidence the agreement of the Parties that, upon Maverick's repayment of the 12% Senior Secured Debenture to Trident, Section 5 of the Warrant, entitled "Covenants" shall be of no further force or effect, and the Warrant shall be interpreted thereafter as if no such covenants remain in effect. In all other respects, the Warrant shall remain in full force and effect.

         The undersigned parties hereto have caused this Letter Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.



                                        TRIDENT GROWTH FUND, L.P.

                                        By: TRIDENT MANAGEMENT, LLC, its
                                               GENERAL PARTNER

                                        /s/ Scott Cook
                                        ------------------------------------
                                        Scott Cook, Authorized Signatory
                                        ----------

                                        MAVERICK OIL AND GAS, INC.

                                        /s/ V. Ray Harlow
                                        ------------------------------------
                                        Name: V. Ray Harlow
                                              ---------------------------
                                        Title: CEO
                                               ---------------------------